UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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M III ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M III ACQUISITION CORP.

PROXY STATEMENT SUPPLEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO

BE HELD MARCH 21, 2018

On February 9, 2018, M III Acquisition Corp. (the “Company”) filed and commenced mailing its definitive proxy statement related to the special meeting of stockholders to consider and vote upon, among other things, the approval of its previously announced proposed business combination with IEA Energy Services LLC (“IEA Services”), including the issuance of shares of the Company’s common stock (“Common Stock”) in connection therewith (the “Business Combination”) for purposes of complying with the shareholder approval requirements of the Nasdaq Stock Market Listing Rules 5635(a) and (b), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities in connection with the acquisition of stock or assets of another company, or that may result in a change of control of the Company.  The definitive proxy statement was further supplemented by the proxy supplement, dated March 8, 2018 (as supplemented, the “Proxy Statement”).

This proxy supplement (this “Proxy Supplement”) is to further supplement certain information presented in Proposal No. 1 of the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement. Terms used in this Proxy Supplement and not otherwise defined have the meanings set forth in the Proxy Statement or the merger agreement (the “Merger Agreement”) by and among the Company, IEA Services, Merger Sub I, Merger Sub II, Seller, Seller’s Representative, and, solely for purposes of certain sections therein, the Sponsors, as applicable.

Entry into Waiver, Consent and Agreement to Forfeit Founder Shares

On March 20, 2018, the Company, the Seller, IEA, the Seller’s Representative, the Merger Subs and the Sponsors entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the “Waiver”), pursuant to which, among other things, the Seller and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Merger Agreement and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement; provided, in each case that (i) Available Cash is not less than $72.0 million (and if Available Cash is less than $72.0 million, the Seller’s Representative can terminate the Merger Agreement in accordance with Section 10.1(g)(ii) thereof), (ii) the transactions contemplated by the Advisor Commitment Agreements (as defined below) have been consummated (or will be consummated substantially concurrently with Closing) and (iii) the amount available to be drawn on the date on which the Closing occurs (the “Closing Date”) is not less than (x) the amount required to pay Transaction Expenses and any Working Capital Overage plus (y) an amount equal to the amount by which Available Cash is less than $100.0 million.  The Seller and IEA also consented to the transactions contemplated by the Advisor Commitment Agreements, as well as certain additional agreements with advisors to the Company and Seller that may be entered into prior to Closing.  In connection therewith, Seller and IEA agreed that: (a) all shares of Common Stock issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be “Registrable Securities” for all purposes of the Buyer A&R Registration Rights Agreement to be executed and delivered at Closing, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement to be executed and delivered at Closing shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of each Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to the Waiver (and after giving effect to any forfeiture of Founder Shares at Closing pursuant to the Forfeiture Agreement entered into prior to the date of this Proxy Supplement and referenced in Amendment No. 5 to the Merger Agreement).

Waiver of Minimum Condition

The Company agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement; provided, that (i) Available Cash is not less than $72.0 million, (ii) the transactions contemplated by the Advisor Commitment Agreements have been consummated (or will be consummated substantially concurrently with Closing) in accordance with the terms thereof, unless the failure of such transactions to be so consummated arises out of or in connection with a breach by the Company of its obligations under the Waiver, in which case the condition shall be waived and (iii) the aggregate amount of commitments available to the Company on the Closing Date under the Replacement Credit Facility is not less than $100.0 million and the amount available to be drawn on the Closing Date is not less than (x) the amount required to pay Transaction Expenses and any Working Capital Overage plus (y) an amount equal to the amount by which Available Cash is less than $100.0 million.

Agreement by Sponsors to Forfeit Founder Shares and Company Agreement to Issue Additional Shares of Common Stock to IEA Parent

The Sponsors agreed to forfeit at Closing to the Buyer an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares shall be comprised of “Earnout Shares” described in Section 1(a) of the Founder Shares Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares shall be comprised of the “Earnout Shares” described in Section 1(b) of the Founder Shares Amendment Agreement (“$14 Earnout Shares”). The Buyer agreed to issue to Seller at Closing 425,000 shares of Common Stock, of which (i) 106,250 shares shall be subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock shall be subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

The Parties agree that an additional 525,000 Founder Shares held by the Sponsors in the aggregate (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA and the determination of the number of shares of Common Stock issuable to Seller pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to Seller pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA and the determination of the number of shares of Common Stock issuable to Seller pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to the Seller pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and the Company shall cancel such Transfer Restricted Shares for no consideration.  The Company shall issue to the Seller a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled.  Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to Seller shall be deemed vested upon issuance to the Seller.  The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

The Waiver, Consent and Agreement to Forfeit Founder Shares is attached hereto as Annex A.

Commitment Agreements

On March 19, 2018, the Company entered into a commitment agreement with one of its advisors (an “Advisor Commitment Agreement” and, together with the agreement in principle described in the following paragraph, “Advisor Commitment Agreements”) pursuant to which such advisor will purchase Common Stock from stockholders that have validly delivered such Common Stock for redemption against the Trust Account who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by the Company of Common Stock.

The Company also has an agreement in principal with one of its advisors, subject to documentation, pursuant to which such advisor will purchase Common Stock from stockholders that have validly delivered such Common Stock for redemption against the Trust Account and that have agreed to rescind their redemption requests.  The amount of Common Stock to be so purchased, together with the amount of Common Stock to be purchased or issued in accordance with the agreement described in the preceding paragraph, is approximately $14,000,000.

Amendment of Commitment Letter

On March 16, 2018, IEA Services entered into an amendment to the Commitment Letter, dated as of November 3, 2017, in respect of the Replacement Credit Facility, which (i) increases the amount of term loans permitted to be drawn on the Closing Date to $24.0 million and (ii) permits funds drawn on the Closing Date from both the term loan facility and the revolving credit facility to be used to pay Cash Consideration and Transaction Expenses (each as defined in the Merger Agreement).

As a result of the transactions described in this Proxy Supplement, as well as the anticipated payment of approximately $15 million of Transaction Expenses in cash at closing and the anticipated payment of approximately $1 million of Transaction Expenses in common stock at closing, the Company expects to borrow a total of approximately $21 million under the revolving credit facility and expects to borrow approximately $24 million under the term loan facility.  After giving effect to such borrowings and the issuance of approximately $6 million to replace or backstop outstanding letters of credit, the Company will have approximately $20 million of undrawn availability under the revolving credit facility and approximately $26 million of undrawn availability under the term loan facility.  Additionally, the Company expects to accrue approximately $10 million in additional Transaction Expenses which will be paid following closing.

Impact of the Business Combination on the Company’s Public Float

The section of the Proxy Statement under the heading “Summary—Impact of the Business Combination on the Company’s Public Float” is supplemented as follows:

Immediately following the Closing, the Company expects to have approximately 21.6 million shares of its Common Stock outstanding.  It is anticipated that, upon completion of the Business Combination: (i) our Sponsors will own Founder Shares and private placement shares equal to approximately 15.0% of the post-combination company’s outstanding Common Stock, after giving effect to the transfer or forfeiture in connection with Closing of an aggregate of 811,000 Founder Shares pursuant to various agreements with the Seller and investors; (ii) investors in our Sponsor will own public shares equal to approximately 13.7% of the post-combination company’s outstanding Common Stock, (iii) Seller will own approximately 48.3% of the post-combination company’s outstanding Common Stock, (iv) other investors and advisers party to various commitment, backstop and subscription agreements will own approximately 21.5% of the post-combination company’s outstanding Common Stock, and (v) other shareholders will own approximately 1.3% of the post combination company’s outstanding common stock.  These ownership percentages: (i) take into account both vested Founder Shares and Unvested Founder Shares; (ii) assume that 7,500,000 shares of Common Stock are elected to be redeemed by the Company’s public stockholders; (iii) assume 10,000,000 shares of Common Stock are issued to Seller at Closing; and (iv) take into account the additional 425,000 shares of Common Stock that will be issued to Seller pursuant to the Waiver Agreement at Closing.

The above-stated ownership percentages with respect to the post-combination company do not take into account (a) warrants that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares under the Incentive Plan. If the actual facts are different than these assumptions, the ownership percentage retained by the Company’s public stockholders in the post-combination company will be different from the above-stated ownership percentage.

No action in connection with this Proxy Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.  The Company announced today that it has postponed the Special Meeting for an additional business day and that the meeting is now scheduled for Wednesday, March 21, 2018 at 10:00 a.m. Eastern time.  The record date for the Special Meeting has not changed.

Additional Information

The Business Combination has been submitted to stockholders of the Company for their approval. In connection with that approval, the Company has filed the Proxy Statement with the SEC containing information about the Business

Combination and the respective businesses of the Company and IEA Services. Stockholders are urged to read the Proxy Statement because it contains important information. Stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the Proxy Statement and other filings with the SEC can also be obtained, without charge, by directing a request to M III Acquisition Corp., 3 Columbus Circle, 15th Floor, New York, NY 10019, (212) 716-1491.

The Company, IEA and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, additional participants in the proxy solicitation and a description of their direct and indirect interests is contained in the Proxy Statement.

This Proxy Supplement is dated March 20, 2018.

Annex A

WAIVER, CONSENT AND AGREEMENT TO FORFEIT FOUNDER SHARES

This Waiver, Consent and Agreement to Forfeit Founder Shares (this “Agreement”), dated as of March 20, 2018, is entered into by and among the parties listed on the signature pages hereto.

WHEREAS, reference is made to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended, the “Merger Agreement”), by and among IEA Energy Services LLC, a Delaware limited liability company (the “Company”), M III Acquisition Corp., a Delaware corporation (the “Buyer”), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub I”), Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer (“Merger Sub II”), Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (the “Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Seller (“Seller’s Representative”), and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC (“Sponsor I”), a Delaware limited liability company, and M III Sponsor I LP, a Delaware limited partnership (together with Sponsor I, the “Sponsors”).  Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Merger Agreement;

WHEREAS, subject to the terms and conditions described herein, pursuant to and in accordance with Section 12.2 of the Merger Agreement, the parties wish to provide certain waivers and consents and agree to certain amendments, in each case as set forth herein;

WHEREAS, the Sponsors have agreed to forfeit to the Buyer (i) 425,000 Founder Shares upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”) and (ii) following the determination of Final 2019 EBITDA, a number of additional Founder Shares depending upon the number of Earnout Shares issued to the Seller in accordance with Section 3.6 of the Merger Agreement; and

WHEREAS, the Buyer has agreed to issue to the Seller a number of Buyer Common Shares equal to the number of Founder Shares forfeited hereunder at such time as such Founder Shares are forfeited.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.                                     Representations and Warranties of the Buyer.  The Buyer hereby represents and warranties to the Seller and the Company that  prior to the date hereof, the Buyer has delivered to the Seller and the Company true, correct and complete copies of the Required Commitment Agreements (as defined below) to the extent executed prior to the date hereof, and any other agreements or understandings (whether written or oral) entered into after the date of the Merger Agreement by any of the Sponsors, the Buyer, IEA Intermediate Holdco, LLC, Merger Sub I or Merger Sub II with any Person with respect to any equity interests of the Buyer or any options, warrants, convertible or exchangeable securities, subscriptions, derivatives, rights, calls, commitments or agreements relating to the equity interests of the Buyer, in each case  as in effect on the date hereof and no amendments thereto are pending.

Section 2.                                     Waivers and Consents by Seller and the Company.  Seller and the Company:

(a)                                 hereby waive the condition to Closing set forth in Section 9.14 of the Merger Agreement and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement; provided, in each case that (i) Available Cash is not less than $72,000,000 (and the Seller’s Representative shall be entitled to terminate the Merger Agreement pursuant to Section 10.1(g)(ii) thereof (subject to the time periods set forth therein) if Available Cash is less than $72,000,000), (ii) any agreements (the “Required Commitment Agreements”) providing for the issuance by the Company of shares of Common Stock have been approved by the Seller’s Representative and (iii) the amount available to be drawn on the Closing Date under the Replacement Credit Facility shall not be less than (x) the amount required by Section 3.4(c) of the Merger Agreement plus (y) an amount equal to the amount by which Available Cash is less than $100,000,000;

(b)                                 notwithstanding Section 7.2(b) of the Merger Agreement, consent to (i) the issuance by the Company at or prior to the Closing of Buyer Common Shares (valued at the redemption price per share) to one or more financial advisors to the Company or the Seller (each, an “Advisor”) in lieu of the payment of up to $5,000,000 in cash fees payable to such Advisors in the aggregate (which, for the avoidance of doubt, shall include any issuance of Buyer Common Shares by the Company pursuant to the Required Commitment Agreement described in clause (ii)(B) of Section 2(a) hereof); provided that (x) such fees would have otherwise constituted Transaction Expenses and (y) the terms of such issuance are consistent in all material respects with terms previously disclosed to the Seller’s Representative or otherwise are satisfactory to the Seller’s Representative (such fees, “Advisor Fees”); and (ii) the issuance by the Company of up to 217,256 Buyer Common Shares to persons to whom the Sponsors have otherwise agreed to transfer Founder Shares on or prior to the date of this Agreement in exchange for the forfeiture by the Sponsors of an equal number of Founder Shares  (the “Replacement Shares”);

(c)                                  agree that the amount of “Available Cash” in Section 1.1 of the Merger Agreement shall be increased by the amount of any Advisor Fees paid in Buyer Common Shares rather than cash in accordance with the terms hereof and the applicable Required Commitment Agreement, if any;

(d)                                 consent to the transactions contemplated by the Required Commitment Agreements for all purposes of Section 7.2 of the Merger Agreement, the conditions in Section 9.1 and 9.2 of the Merger Agreement and for purposes of the certificate to be delivered by Buyer pursuant to Section 9.3 of the Merger Agreement and acknowledge that notwithstanding clause (z) of Section 7.2(b) of the Merger Agreement, there shall be no increase in Cash Consideration as a result of the transactions contemplated by the Required Commitment Agreements; and

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(e)                                  acknowledge and agree that (i) all Buyer Common Shares issued to or acquired by the parties to the Required Commitment Agreements shall be “Registrable Securities” for all purposes of the Buyer A&R Registration Rights Agreement to be executed and delivered at Closing, (ii) the number of Buyer Common Shares referenced as outstanding on the date of the Investor Rights Agreement in the definition of “Sponsor Higher Condition” and “Sponsor Minimum Condition” in the Investor Rights Agreement to be executed and delivered at Closing shall be reduced by the Founder Shares forfeited in accordance with Section 4 below and (iii) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of each Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to Section 4 below (and after giving effect to any forfeiture of Founder Shares at Closing pursuant to the Forfeiture Agreement entered into prior to the date hereof and referenced in Amendment No. 5 to the Merger Agreement).

Section 3.                                     Waivers and Agreements by Buyer and Merger Subs.  Buyer, Merger Sub I and Merger Sub II hereby:

(a)                                 waive the condition to closing set forth in Section 8.11 of the Merger Agreement; provided, that (i) Available Cash is not less than $72,000,000 million; (ii) the transactions contemplated by the Required Commitment Agreements have been consummated (or will be consummated substantially concurrently with Closing) in accordance with the terms thereof, unless the failure of such transactions to be so consummated arises out of or in connection with a breach by the Buyer of its obligations under Section 3(c) hereof, in which case the condition shall be waived; and (iii) the aggregate amount of commitments available to the Company on the Closing Date under the Replacement Credit Facility shall not be less than $100,000,000 and the amount available to be drawn on the Closing Date thereunder shall not be less than (x) the amount required by Section 3.4(c) of the Merger Agreement plus (y) an amount equal to the amount by which Available Cash is less than $100,000,000;

(b)                                 agree that the amount of “Available Cash” in Section 1.1 of the Merger Agreement shall be increased by the amount of any Advisor Fees paid in Buyer Common Shares rather than cash in accordance with the terms hereof and the applicable Required Commitment Agreement, if any; and

(c)                                  agree (i) to use reasonable best efforts to consummate the transactions contemplated by the Required Commitment Agreements and (ii) not to amend, waive or otherwise modify the Required Commitment Agreements without the prior written consent of the Seller’s Representative.

Section 4.                                     Forfeiture of Founder Shares and Issuance of Buyer Common Shares to the Seller.

(a)                                 At the Closing, (i) the Sponsors shall forfeit to the Buyer for no consideration an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares shall be comprised of the “Earnout Shares” described in Section 1(a) of the Founder Share

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Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares shall be comprised of the “Earnout Shares” described in Section 1(b) of the Founder Share Amendment Agreement (“$14 Earnout Shares”), and (ii) the Buyer shall issue to Seller  an aggregate of 425,000 Buyer Common Shares, of which (x) 106,250 Buyer Common Shares shall be subject to the same vesting and forfeiture terms applicable to the $12 Earnout Shares in accordance with the Founder Share Amendment Agreement and (y) 106,250 Buyer Common Shares shall be subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares in accordance with the Founder Share Amendment Agreement.

(b)                                 An additional 525,000 Founder Shares in the aggregate held by the Sponsors (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to the  transfer restrictions set forth in this Section 4(b).  Each Sponsor hereby irrevocably and unconditionally agrees that, from and after the Closing until the consummation of the transactions contemplated by Sections 4(d) and 4(e) hereof, such Sponsor shall not Transfer (as defined below) all or any portion of such Sponsor’s Transfer Restricted Shares, other than any Transfer Restricted Shares released to the Sponsors in accordance with Section 4(c) or 4(d) below.  “Transfer” shall mean any direct or indirect offer, sale, assignment, Encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, Encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), of any Transfer Restricted Shares or interest in any Transfer Restricted Shares.  The Buyer shall be entitled to, without any further action by the Sponsors or any other Person, give effect to the forfeitures contemplated by this Section 4, and the Seller’s Representative shall be entitled to enforce the rights of the Buyer under this Section 4.

(c)                                  Upon the determination of Final 2018 EBITDA and the determination of the number of Buyer Common Shares issuable to Seller pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from the transfer restrictions described in Section 4(b) hereof that is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to Seller pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions.

(d)                                 Upon the determination of Final 2019 EBITDA and the determination of the number of Buyer Common Shares issuable to Seller pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from the transfer restrictions described in Section 4(b) hereof, in an aggregate

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amount that, together with the Founder Shares released pursuant to Section 4(b), is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to the Seller pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions.

(e)                                  Following the determination of Final 2019 EBITDA and the release from the transfer restrictions described in Section 4(b) hereof of the Transfer Restricted Shares (if any) pursuant to Section 4(d) above, any Transfer Restricted Shares that have not been released in accordance with Section 4(c) or Section 4(d) above to the Buyer shall be automatically forfeited without any action by any party hereto or any other Person, and the Buyer shall cancel such Transfer Restricted Shares for no consideration.  The Buyer shall issue to the Seller a number of Buyer Common Shares equal to the number of Transfer Restricted Shares so cancelled.  Twenty-five percent (25%) of such Buyer Common Shares shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Buyer Common Shares shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to Seller shall be deemed vested upon issuance to the Seller.

(f)                                   At Closing, Seller shall become a party to the Founder Shares Amendment Agreement with respect to the $12 Earnout Shares and $14 Earnout Shares received at Closing and, with respect to any additional $12 Earnout Shares and $14 Earnout Shares received pursuant to Section 4(e) above that have not vested in accordance with the Founder Share Amendment Agreement prior to the date of receipt, and such $12 Earnout Shares and $14 Earnout Shares, shall be subject to the same vesting and forfeiture terms applicable to the Sponsors, which vesting and forfeiture terms shall not be shortened or otherwise favorably amended without similarly shortening or amending the terms of Founder Shares subject to the Founder Shares Amendment Agreement.

Section 5.                                     Further Assurances.  Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

Section 6.                                     Miscellaneous.  Except as expressly modified by this Agreement, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Merger Agreement. The “Miscellaneous” provisions set forth in Article 12 of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that for purposes of Section 12.3, and for all other purposes, each reference to the Merger Agreement shall refer to the Merger Agreement, as amended.  Neither the Buyer (nor its Affiliates) nor the Sponsors shall issue a IRS Form 1099, Form 1042 or any other tax or information reporting to Seller in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

IEA ENERGY SERVICES LLC

By:	/s/ David Bostwick
Name: David E. Bostwick
Title: Secretary

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

[Signature Page to Waiver]

M III ACQUISITION CORP.

By:	/s/ Mohsin Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB I, INC.

By:	/s/ Mohsin Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB II, LLC

By:	/s/ Mohsin Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

M III SPONSOR I LLC,

By:	/s/ Mohsin Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

M III SPONSOR I LP
By: M III Acquisition Partners I Corp., the general partner

By:	/s/ Mohsin Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

[Signature Page to Waiver]